UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 11, 2021

ITEM 9 LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	96-0665018
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2727 N 3rd Street, Suite 201, Phoenix AZ 85004 (Address of principal executive offices and zip code)

1-833-867-6337

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Michael Paul Keskey – Resignation

On April 30, 2021, Mr. Michael Paul Keskey voluntarily resigned as Co-Chairman and Director of the Board of Directors of the Company, effective immediately. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board approved and accepted Mr. Keskey’s resignation on May 5, 2021.

Joe DiSalvo – Appointment

On May 5, 2021, the Board appointed Mr. Joe DiSalvo, age 60 as a Member of the Company’s Board of Directors. Mr. DiSalvo will also serve on the Company’s audit, compensation, and nominations committees.

The biography for Mr. DiSalvo is set forth below:

DiSalvo is joining the Company as an independent director. DiSalvo, a seasoned law enforcement officer, brings decades of experience in supporting cannabis legalization. He is currently serving his third term as Sheriff of the Pitkin County Sheriff's Office, located in Aspen, Colorado, a position he has held since 2010. Upon approval of Amendment 64 in Colorado, which made it the first state to legalize retail sale of adult-use cannabis, he founded the Valley Marijuana Council (VMC) to ensure there was education, safe use as well as safe storage and sale of the new retail products. The VMC sponsored school education programs, enacted rules for dispensaries to follow in addition to the guidelines provided by the state and educated parents on juvenile drug use. The organization also created an extensive program for dispensary employees to ensure each customer was properly educated before purchasing cannabis in Aspen. The program had a significant impact on the successful rollout of legal cannabis in Aspen and continues to influence neighboring counties.

Family Relationships

Mr. DiSalvo is not related to any Officer or Director of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Michael Weinberger – Appointment

On May 5, 2021, the Board appointed Mr. Michael Weinberger, age 43 as a member of the Company’s Board of Directors and as the Chief Franchise Officer of Item 9 Labs Corp

The biography for Mr. Weinberger is set forth below:

With the recent acquisition of OCG Inc., Weinberger, previously COO of OCG Inc. and named Item 9 Labs’ Chief Franchise Officer at completion of the transaction, also joins the Company’s board. Weinberger leads all franchise-related growth areas of Unity Rd., while overseeing day-to-day operations of the franchise. A culture creator and growth driver with around 20 years in franchising, his professional experience has been focused on growing emerging concepts into nationally recognized brands. He has been instilling his franchise knowledge into the cannabis space since 2018 and paved the path for bringing the franchise business model to cannabis, opening the doors to cannabis entrepreneurship through the Unity Rd. franchise opportunity.

Previously, he was the CEO of Maui Wowi, a global coffee and smoothie franchise with more than 500 units, and led its successful sale to Kahala Brands. Upon acquisition, his role shifted to Brand President and VP of Franchise Development, overseeing Kahala Brands’ nontraditional portfolio and growth strategies.

Family Relationships

Mr. Weinberger is not related to any Officer or Director of the Company.

Related Party Transactions

Weinberger has a note receivable from the Company that was brought over in the acquisition of OCG Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9 LABS CORP.

Dated: May 11, 2021	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Financial Officer